UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2019

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.01 below is incorporated in this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously discussed in a Current Report on Form 8-K filed by Astronics Corporation (the “Company”) on November 14, 2018, the Company entered into an agreement to sell intellectual property and certain assets associated with its semiconductor test business (the “Semiconductor Test Business”) to Advantest Test Solutions, Inc., pursuant to the terms of an Asset Purchase Agreement (the “Original Agreement”), dated November 13, 2018, by and among Astronics Test Systems Inc. (“ATS”), the Company and Advantest Test Solutions, Inc. (“Advantest”). On February 13, 2019, the Company entered into an Amended and Restated Asset Purchase Agreement by and among ATS, the Company and Advantest (the “Amended Agreement”) to sell the Semiconductor Test Business. Under the terms of the Amended Agreement, the total consideration for the transaction is $100 million in cash, with the potential for a $35 million earn-out over the next four years. This compares with the previously announced $185 million in cash, with the potential for a $30 million earn-out over one year. The Original Agreement included a requirement for a manufacturing services contract whereby ATS would continue to manufacture the semiconductor test solutions for Advantest for a period of time following closing of the transaction. This requirement is not included in the Amended Agreement.

The Amended Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Amended Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. If any of the representations and warranties prove to be inaccurate, the Company could be obligated to indemnify Advantest, subject to certain limitations. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Amended Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Such shareholders and investors are not third-party beneficiaries under the Amended Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, ATS or Advantest.

On February 13, 2019, the Company completed the disposition of the Semiconductor Test Business pursuant to the terms of the Amended Agreement.

On February 14, 2019, the Company issued a press release announcing the completion of the disposition of the sale of the Semiconductor Test Business, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The financial information required to be filed as part of this Current Report is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated:	February 19, 2019	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amended and Restated Asset Purchase Agreement dated as of February 13, 2019 by and Among Astronics Test Systems, Inc., Astronics Corporation and Advantest Test Solutions, Inc.
99.1	Press Release of Astronics Corporation dated February 14, 2019
99.2	Unaudited Condensed Pro Forma Financial Information